Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Greatbatch, Inc. of our report dated January 11, 2016, relating to the consolidated financial statements of Lake Region Medical Holdings, Inc. and subsidiaries appearing in the Current Report on Form 8-K/A of Greatbatch, Inc. dated January 11, 2016 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2016